Exhibit 99.1

Odyssey Semiconductor Technologies Enters into Definitive Agreement to Sell Assets for $9.52 Million

●	All cash deal subject to Go Shop and then shareholder vote expected to occur in Q2 2024.

ITHACA, N.Y., March 13, 2024 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary gallium nitride (“GaN”) processing technology, today announced that it has entered into a definitive agreement to sell substantially all of its assets to a large semiconductor company for $ 9.52 million in cash. The buyer and seller have agreed that the buyer’s name will be withheld as confidential during the 20-calendar-day “go shop” period.

CEO Commentary

“We are pleased that we have found a strong buyer. We also appreciate that we have been afforded an opportunity to shop this purchase opportunity for 20 calendar days in an effort to ensure as many interested parties as possible can accurately gauge the potential value of our technology and assets at this point in time,” said Rick Brown, Chief Executive Officer.

Transaction Details

The asset sale, which was approved by the Odyssey Board of Directors, is expected to close early in the third quarter of 2024 subject to customary closing conditions, including approval by Odyssey shareholders.

Net of deal related expenses for Lawyers, Investment Banking & other customary transaction expenses currently estimated at $ 1.15M, as well as an approximately $6.5M Promissory Note and Loan settlements to have security interests in the assets released at the time of the exchange as well an estimated $ 582,000 to settle accounts payable and accrued expenses may leave approximately $1.3M that could be shared across 14.5M common shareholders. Additional liabilities or claims could surface or arise in the interim up until the time of close or later which could reduce this potential.

The asset purchase agreement includes a 20-day “go shop” period expiring on April 1, 2024, which permits the Odyssey Board and its advisors, Craig-Hallum Capital Group, to initiate and solicit alternative acquisition proposals from third parties, as described in the agreement. The Odyssey Board has the right to terminate the agreement to accept a superior proposal, subject to the terms and conditions of the agreement. There can be no assurance that this “go shop” will result in a superior proposal, and Odyssey does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

A proxy related to the asset sale and related matters will be prepared in accordance with Delaware law and circulated to shareholders of record at the end of April, with a notice period and meeting expected to be held in early June. The transaction is expected to close on or around July 1, but no later than July 10, 2024.

Upon completion of the transaction and subject to shareholder approval, Odyssey’s common stock will most likely cease to be listed on any and all public stock exchanges as soon as is practicable. The Company currently plans to wind down operations and hopes to pay out a liquidating dividend to the extent funds are available at that point. Management of Odyssey currently estimates that the earliest the Company’s affairs could be wound up would be the end of calendar 2024.

Advisors

Craig-Hallum Capital Group LLC is assisting Odyssey with the Go Shop. Robinson Cole LLP is serving as legal counsel to Odyssey.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc., is developing a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company’s website at www.odysseysemi.com and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," “forecast”, "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Important Additional Information and Where to Find It

This press release is being issued in connection with the proposed asset sales of the company. The company does not intend to file a proxy statement with the SEC, as its securities are not registered under Section 12 of the Securities Exchange Act of 1934. A proxy statement prepared in accordance with the law of the state of delaware will be mailed to stockholders of record at the end of April. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the proxy statement or any other document that the Company may file with the SEC.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ASSET SALES THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE OTHER PARTIES THERETO THE ASSET PURCHASE AGREEMENT AND THE ASSET SALES DESCRIBED HEREIN.

Participants in the Solicitation

The company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed asset sales. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the asset sales, by security holdings or otherwise, will be set forth in the proxy statement.

Contact

Rick Brown, CEO

Rick.brown@odysseysemi.com

607-351-9768

Consolidated Financial Results

The Company will not be filing a Report on Form 10-K for the year-ended December 31, 2023. The Company has attached to this Press Release unaudited financial statements for the year-ended December 31, 2023 which are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”). Inasmuch as the attached financial statements for the year-ended December 31, 2023 have not been audited by the Company’s independent auditors, such financial statements may not contain adjustments that would have otherwise been made had they been audited by the Company’s independent auditors

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2023(unaudited)	2022
Assets

Current Assets:
Cash	$47,388	$2,428,289
Accounts receivable	25,000	50,750
Prepaid expenses and other current assets	81,334	68,204
Total Current Assets	153,722	2,547,243

Restricted cash	103,273	103,240
Property and equipment, net	807,133	989,246
Operating ROU Asset	362,366	532,953

Total Assets	$1,426,494	$4,172,682

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$581,607	$382,905
Loan payable - short term	72,142	72,424
Lease Liability – short term	196,316	172,496

Total Current Liabilities	507,312	507,312

Long-term lease liability	232,714	361,457
Convertible Bridge Loan	5,066,000	4,442,000
Accrued Interest Bridge Loan	419,126	51,983
Loans payable - long term	184,419	264,729
Total liabilities	6,757,324	5,746,994
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of December 31, 2023 and December 31, 2022	1,272	1,272
Additional paid-in capital	11,492,244	10,800,268
Accumulated deficit	(16,824,346)	(11,533,852)

Total Stockholders’ Equity	(5,330,830)	(732,312)

Total Liabilities and Stockholders’ Equity	$1,426,494	$4,172,682

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For The Three Months Ended December 31,		For The Twelve months ended December 31,
	2023	2022	2023	2022

Revenues	$90,000	$208,780	$291,900	$321,049

Cost of Revenues	81,963	129,111	204,826	228,449

Gross Profit (Loss)	8,037	79,669	87,074	92,550

Operating Expenses:
Research and development	453,482	535,123	1,989,664	2,085,815
Write off of fixed asset deposit	-	153,126		153,126
Selling, general, and administrative	266,376	653,308	1,995,792	2,964,610

Total Operating Expenses	719,858	1,341,557	3,985,456	4,933,551

Loss From Operations	(711,821)	(1,261,888)	(3,898,382)	(4,841,001)

Other Income (Expense):
Forgiveness of PPP loan and other income	7	3,520	40,293	26,798
Interest expense	(101,155)	(33,107)	(380,492)	(61,496)
Change in Fair Value of Contingent Liability		(842,000)	(234,000)	(842,000)
Net Loss	$(812,969)	$(2,133,475)	$(4,472,581)	$(5,693,612)

Net (Loss) Income Per Share:
Diluted	$(0.06)	$(0.17)	$(0.35)	$(0.45)

Weighted Average Number of Common Shares Outstanding:
Diluted	12,726,911	12,419,399	12,726,911	12,726,911

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Twelve Months Ended
	December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(4,875,699)	$(5,693,612)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	926,923	902,836
Fair value adjustment of notes	234,000	842,000
Fixed asset deposit - Reserve		153,126
Accrued Interest	367,143	-
Depreciation and amortization	191,902	132,211
Changes in operating assets and liabilities:
Contract assets	-
Accounts receivable	25,750	(44,580)
Prepaid expenses and other current assets	(13,130)	3,930
Deferred expenses	-	7,870
Accounts payable and accrued expenses	341,245	286,941
Deferred revenue		(10,000)

Total Adjustments	1,787,094	2,274,334

Net Cash Used In Operating Activities	(2,685,487)	(3,419,278)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(9,789)	(268,167)

Net Cash Used In Investing Activities	(9,789)	(268,167)

Cash Flows From Financing Activities:
Proceeds from Convertible Bridge Loan	390,000	3,600,000
Repayment of government loans	(75,592)	(82,440)

Net Cash Provided By (Used In) Financing Activities	314,408	3,517,560

Net Increase (Decrease) In Cash and Restricted Cash	(2,380,868)	(169,885)

Cash and Restricted Cash - Beginning Of Period	2,531,529	2,701,414

Cash and Restricted Cash - End Of Period	$150,661	$2,531,529

Cash and Restricted Cash Consisted of the Following:
Cash	$47,388	$2,428,289
Restricted cash	103,240	103,201

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$0	$13,222
Income taxes	$-	$-

See notes to these condensed consolidated financial statements.